Exhibit 24.1

The AES Corporation (the “Company”)

Power of Attorney

The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint Thomas O’Flynn and Brian A. Miller and each of them severally, the attorneys-in-fact of the undersigned with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities to sign for and in the name of the undersigned the Company’s Registration Statement on Form S-8 related to the registration of 7,750,000 shares of the Company’s common stock pursuant to The AES Corporation 2003 Long-Term Compensation Plan, as Amended and any and all amendments (including post-effective amendments) and supplements thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Name	Title	Date

/s/ Andrés Gluski	Principal Executive Officer and Director	April 23, 2015
Andrés Gluski

/s/ Charles L. Harrington	Director	April 23, 2015
Charles L. Harrington

/s/ Kristina M. Johnson	Director	April 23, 2015
Kristina M. Johnson

/s/ Tarun Khanna	Director	April 23, 2015
Tarun Khanna

/s/ Holly K. Koeppel	Director	April 23, 2015
Holly K. Koeppel

/s/ Philip Lader	Director	April 23, 2015
Philip Lader

/s/ James H. Miller	Director	April 23, 2015
James H. Miller

/s/ John B. Morse, Jr.	Director	April 23, 2015
John B. Morse, Jr.

/s/ Moisés Naím	Director	April 23, 2015
Moisés Naím

/s/ Charles O. Rossitti	Chairman and Lead Independent Director	April 23, 2015
Charles O. Rossotti